UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2005

TUTOGEN MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-16128 (Commission File Number)	59-3100165 (IRS Employer Identification No.)

1130 McBride Avenue, 3rdFloor, West Paterson, New Jersey (Address of Principal Executive Offices)	07424 (Zip Code)

(973) 785-0004
Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR .240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-34(c) under the Exchange Act (17 CFT 240-13e-4(c))

Item 5.02. Departure of Directors; Election of Directors.
SIGNATURES

Item 5.02.  Departure of Directors; Election of Directors.

     On June 7, 2005, the Company announced the appointment of three (3) new members to the Board of Directors. Joining the board are Mr. Adrian J. R. Smith, Mr. Neal B. Freeman and Dr. Udo Henseler. The new board members will replace Mr. Richard May, who recently resigned, and Messrs. Robert Farone and Thomas Pauken, who tendered their resignations on June 6, 2005.

     Mr. Adrian J. R. Smith, currently Non-Executive Chairman of Carter & Carter Group plc, a British-based company providing multinational training and outsourcing provider serving the world’s largest automotive manufacturers and their dealer networks, has a long tenured career in the professional services industry as well as extensive Fortune 500 company experience. Mr. Smith has served as Global Managing Partner, Marketing for Deloitte, Chief Executive Officer of Grant Thornton and Managing Partner of Arthur Andersen in the early to mid-1990s. Mr. Smith also has approximately twenty-five (25) years of combined service at Ecolab and at Procter & Gamble. Mr. Smith is also on the board of Harbor Branch Oceanographic Institution, Telkon Caribe Inc. and the Education Foundation of Indian River County, Florida. Mr. Smith has been appointed a member of the Audit Committee and Nominating Committee.

     Mr. Neal B. Freeman is the Chairman and CEO of The Blackwell Corporation, which he founded in 1981. The Blackwell Corporation is an advisory firm providing a range of client services including media production, strategic communications and management consulting. He is also Chairman of the Foundation Management Institute; a partner in the investment advisory firm, Train Babcock Advisors; and a Director of North American Management Corporation. Mr. Freeman has been appointed a member of the Nominating Committee and Compensation Committee.

     Udo Henseler, Ph.D., is the CEO and Chairman of eGene, Inc., a biotechnology company producing genetic analyzer systems for the genotype testing markets. Some of Dr. Henseler’s almost forty (40) years of global industry experience include leadership positions as: Director, Executive Vice President, CFO at ChemoKine Therapeutics Corp. — Biopharmaceuticals; Vice President, CFO at Qualicon, Inc. (a DuPont Company) — Biotechnology; Director, Senior Vice President, Audit Committee, CFO at Andrx Corporation — Pharmaceuticals; Chairman Executive Committee, Vice President, CFO, Audit Committee, Coulter Corp. — Medical Diagnostics; Vice President, CFO at Genetic Systems Corp. — Biotechnology; Financial Executive, Beckman Instruments, Inc. — Medical Diagnostics. Dr. Henseler earned a Bachelor of Arts degree in Germany and Master’s and Ph.D. degrees from the Claremont Graduate University in Claremont, California. He is also a Certified Public Accountant. Dr. Henseler has been appointed a member of the Audit Committee and Nominating Committee.

      The Board committees consist of the following:

Audit Comittee:
G. Russell Cleveland, Chairman
Udo Henseler, Ph.D.
Adrian J. R. Smith
Compensation Committee:
Dr. Carlton E. Turner, Chairman
Dr. J. Harold Helderman
Neal B. Freeman
Nominating Committee:
Dr. J. Harold Helderman, Chairman
Adrian J. R. Smith
Neal B. Freeman
Udo Henseler, Ph.D

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTOGEN MEDICAL, INC.
	By:	/s/ George Lombardi
George Lombardi
Date: June 8, 2005		Chief Financial Officer

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